Exhibit 99.(a)(1)

CERTIFICATE OF TRUST

OF

POWERSHARES BANK LOAN OPPORTUNITY ACCE FUND

Dated as of September 17, 2009

The undersigned, the sole trustee of PowerShares Bank Loan Opportunity ACCE Fund, desiring to form a statutory trust pursuant to the Delaware Statutory Trust Act, 12 Del. C. § 3810, hereby certifies as follows:

1.             The name of the statutory trust is PowerShares Bank Loan Opportunity ACCE Fund (the “Fund”).

2.             The business address of the registered office of the Fund is Corporation Trust Center, 1209 Orange Street, New Castle County, Wilmington, DE 19801.  The name of the Trust’s registered agent at such address is The Corporation Trust Company.

3.             Pursuant to § 3807(b) of the Delaware Statutory Trust Act, notice is hereby given that the Fund will become a registered investment company under the Investment Company Act of 1940, as amended.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust as of this 17th day of September, 2009.

By:	/s/ H. Bruce Bond
H. Bruce Bond
Sole Trustee